Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of US Energy Systems Inc (the "Company") on Form 10-Q, as amended, for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Asher E. Fogel
Asher E. Fogel	Dated: March 13, 2006
Chief Executive Officer
(Principal Executive Officer)

/s/ Richard J. Augustine
Richard J. Augustine	Dated: March 13, 2005
Chief Accounting Officer
(Principal Accounting and Financial Officer)